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                                                                EXHIBIT 99

                                  TERM SHEET
                       PRESIDENT CASINOS, INC., ET AL.
                                MARCH 25, 2003

President Casinos, Inc. ("PRC") and its subsidiaries, President Riverboat Casino-Missouri, Inc. ("PRC-MO"), President Riverboat Casino-Mississippi ("PRC-MS"), PRC Holdings Corporation ("Holdings"), PRC Management, Inc. ("PRC Management"), Vegas Vegas, Inc. ("Vegas"), Broadwater Hotel, Inc. ("BHI") and TCG/Blackhawk, Inc. ("TCG/Blackhawk") (collectively, the "Company") are debtors in possession under Chapter 11 of title 11 of the United States Code (the "Bankruptcy Code"), in cases pending in the United States Bankruptcy Court for the Eastern District of Missouri (the "Bankruptcy Court") under procedurally consolidated Case No. 02-53005. The Company has engaged in discussions with the Official Committee of Unsecured Creditors in the PRC-MO case (the "Creditors' Committee") and SunAmerica Inc. and MacKay Shields LLC (together, the "Bondholders") regarding a timetable and process for either (a) the Company's payment in full of all allowed claims, or (b) a sale of the business and assets owned by PRC-MO, which assets include "The Admiral" and "The Admiral Barge One" vessels, and assets relating to certain gaming operations thereon (the "Missouri Assets"). This Term Sheet is intended to set forth the terms of an agreement reached by and among the Company, the Creditors' Committee and the Bondholders regarding such timetable and process:

Payment of Unsecured Creditors and Bondholder Debt Pursuant to a
Recapitalization of Company

The Company shall have until July 18, 2003 to raise outside capital for the recapitalization of the Company ("Recapitalization"). Any such Recapitalization i) shall be pursuant to a plan of reorganization by the Company together with the Bondholders and the Creditors' Committee, ii) shall provide for the unsecured creditors and bondholder debt to be repaid in full upon the effective date, iii) shall be sponsored by parties of sufficient financial resources and, iv) shall be evidenced by third party financing commitments not subject to diligence or other material contingencies as the bondholders may reasonably require. The Company's efforts to obtain a Recapitalization shall not delay or interfere in any way with the sale process outlined herein.

Marketing of the Missouri Assets for Sale

Unless otherwise agreed to by the Bondholders and the Creditors' Committee, the Company and the Investment Banker shall distribute to third parties confidential offering memoranda or other marketing materials with respect to the sale of the Missouri Assets by no later than three (3) business days following the end of the 2003 Missouri Legislative Session, but in no event later than June 1, 2003.


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Cooperation

The Company shall cooperate in good faith with the Committee and the Bondholders to locate a purchaser for the Missouri Assets, assist the purchaser in obtaining any required gambling license and close the sale of the Missouri Assets.

Sale Vehicle

Section 363 of the Bankruptcy Code shall be the vehicle utilized for the sale of the Missouri Assets.

Investment Banker

An investment banker (the "Investment Banker") selected by the Company and the Bondholders, in consultation with the Creditors' Committee, shall serve as the exclusive investment banker pertaining to the sale of the Missouri Assets and shall have primary responsibility for identifying, contacting and negotiating with potential acquirors. The Investment Banker shall keep the Company and the Creditors' Committee informed as to all aspects of the Sale Process and shall provide the Company and the Creditors' Committee with such information and access as is reasonably requested. The Investment Banker's principal contacts for these purposes shall be (i) the Company, and (ii) Alvarez & Marsal (as designee of the Creditors' Committee), but upon request, the Investment Banker shall be available to meet with the Company, the Creditors' Committee, the Bondholders or Murphy Noell.

Preparation and Delivery of Sale Marketing Materials

Draft marketing materials to be utilized for the sale of the Missouri Assets shall be prepared by the Investment Banker and delivered for review and approval to the Company and Alvarez & Marsal, no later than May 1, 2003. The marketing materials shall include projections and pro formas prepared by the Company utilizing certain market assessments, studies and research conducted by the Innovation Group.

Bid Deadline

The deadline for the submission of proposals from potential "stalking horse" bidders for the Missouri Assets shall be Friday, July 11, 2003. Copies of all bids shall be supplied to the Company, Murphy Noell and Alvarez & Marsal immediately as received.

Consultation With Creditors' Committee

The Investment Banker shall review each of the bids, seek clarification and negotiate where appropriate, and together with Murphy Noell and Alvarez & Marsal prepare a comparative analysis for review in a meeting with the Company, the Bondholders, the Creditors' Committee, Murphy Noell and Alvarez & Marsal to occur on July 14 or 15, 2003.

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Entering into Asset Purchase Agreement With Stalking Horse Bidder

Working with the Investment Banker, the Bondholders, Murphy Noell and Alvarez & Marsal, the Company and the Creditors' Committee shall identify a "stalking horse" bidder by July 18, 2003 and the Company shall enter into a definitive asset purchase agreement to sell the Missouri Assets by August 1, 2003. In the event that the Company and the Creditors' Committee cannot agree upon the selection of the stalking horse bid, the selection of the stalking horse bid shall be made as follows. If the bids under consideration provide for a cash payment on closing of $87 million, the Company shall select the stalking horse bid in its sole discretion. The same standard would apply to selecting the best overbid. If the stalking horse bid or the overbid does not generate the requisite cash payment of $87 million, the Creditors' Committee would have the right to select the bidder in its sole discretion.

Filing of Sale Motion

Not later than August 4, 2003, the Company, after consulting with the Investment Banker, the Creditors' Committee, Murphy Noell and Alvarez & Marsal, shall file a motion to sell the Missouri Assets to such qualified bidder, subject to the receipt of higher and better bids, and a motion to approve sale procedures for the sale of the Missouri Assets.

Purchase Price

The Company and the Creditors' Committee shall seek to sell the Missouri Assets to the prospective purchaser that tenders the "highest and best" bid for the Missouri Assets, which bid shall be determined as set forth in the section of this Term Sheet entitled "Entering Into Asset Purchase Agreement with Stalking Horse Bidder." In the event that the Missouri legislature eliminates "loss limits" on Missouri casinos by the end of the 2003 legislative session, the Company, the Creditors' Committee and the Investment Banker shall attempt to obtain from prospective purchasers additional purchase price consideration relating to the improved operating performance of the Missouri Assets that is attributable to the elimination of the loss limits. In selecting the stalking horse bid and any overbid, all parties shall act in good faith in attempting to maximize the sale price of the Missouri Assets.

Distribution of Sale Proceeds

The Company, the Creditors' Committee and the Bondholders shall negotiate in good faith regarding a plan of reorganization to be filed in the PRC-MO case to distribute the sale proceeds to creditors of PRC-MO.

Other Bankruptcy Cases

The bankruptcy cases of the Company other than PRC-MO shall be the subject of further negotiations between the Company, the Bondholders, and any other parties in interest following the receipt of the bids for the Missouri Assets.

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Enforcement Mechanisms

In order to enforce the Company's agreement to sell the Missouri Assets under the timetable and procedures set forth herein, the Creditors' Committee shall automatically be given the right to proceed with a sale under Section 363 of the Bankruptcy Code in the event that: (a) the Company fails to deliver draft marketing materials to Alvarez & Marsal by May 1, 2003; (b) the Company fails to make confidential offering memoranda or other appropriate marketing material available to qualified prospective purchasers on or before a date not later than three (3) business days following the end of the 2003 Missouri Legislative Session, but in no event later than June 1, 2003; (c) the Company fails to execute a definitive asset purchase agreement for the Missouri Assets by August 1, 2003; (d) the Company fails to file motions for the approval of sales procedures and for approval of the sale of the Missouri Assets by August 4, 2003; or (e) at any time during this process the Bankruptcy Court enters an order determining that the Company is not making a good faith effort to locate a purchaser for the Missouri Assets, cooperate with the licensing of the purchaser of the Missouri Assets or close the sale transaction consistent with its obligations under this Term Sheet. In the event that the Committee obtains the right to file a
Section 363 sale motion, the Committee shall also have the right to appoint a chief restructuring officer with full power and authority to manage the Sale Process, including, without limitation, the right to direct the Investment Banker, to retain a different investment banker, and consummate a sale transaction, all without further authorization from the Company's board of directors. In such event, the existing officers and directors shall continue to manage the businesses of the Company, including PRC-MO, until the closing of a sale, unless at the time of such default the Missouri 2003 legislative session has ended and loss limits have not been repealed, in which case, the chief restructuring officer shall also have the authority to manage the business of PRC-MO, including removing any officer from PRC-MO. Notwithstanding the forgoing, nothing herein shall affect the right or ability of the current management of the Company to manage the businesses of the other debtor entities. With respect to the events of default described in subparagraphs (a) through (d) above, the Creditors' Committee's remedy shall be self effectuating. With respect to the event of default described in subparagraph (e) above, the Company consents to a hearing held within four (4) business days following the Creditors' Committee's filing of a motion, or as soon thereafter as the Court may schedule a hearing. The sole issue to be determined at the hearing shall be whether the subparagraph (e) event of default has occurred. Upon the Court's determination that the event of default has occurred, the Creditors' Committee shall be given the immediate right to the remedies set forth herein.

Court Approval

The Company, the Creditors' Committee and the Bondholders shall file a motion with the Bankruptcy Court seeking approval of the terms hereof no later than March , 2003.

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